As filed with the Securities and Exchange Commission on November 19, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARCTIC CAT INC.

(Exact name of Registrant as specified in its charter)

Minnesota	41-1443470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Brooks Avenue South

Thief River Falls, Minnesota 56701

(218) 681-8558

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Arctic Cat Inc.

2007 Omnibus Stock and Incentive Plan

(Full title of the plan)

Christopher A. Twomey

Chairman and Chief Executive Officer

Arctic Cat Inc.

505 Waterford Park

Suite 1000

505 North Highway 169

Plymouth, Minnesota 55441

(763) 354-1800

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to: John R. Houston, Esq. Robins, Kaplan, Miller & Ciresi L.L.P. 2800 LaSalle Plaza 800 LaSalle Avenue Minneapolis, Minnesota 55402-2015 (612) 349-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common stock, par value $0.01 per share(1)	1,885,000 shares	$7.070	(2)	$13,326,950	$743.64

(1)   Associated with the common stock are preferred stock purchase rights that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1).  Such price is based upon the average of the high and low prices of our common stock as reported on The NASDAQ Global Select Market on November 17, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 has been filed for the purpose of registering an additional 1,885,000 shares of the Common Stock of Arctic Cat Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Company’s 2007 Omnibus Stock and Incentive Plan, as amended (the “Plan”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Securities Exchange Commission (the “SEC”) relating to the Plan (Registration Statement No. 333-145784) is incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference

The following documents filed by the Company with the SEC are incorporated in this Registration Statement by reference:

•      the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009;

•      all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2009; and

•      the description of the Company’s capital stock contained under the heading “Item 1. Description of Registrant’s Securities to Be Registered” in the Company’s Registration Statement on Form 8-A, dated May 21, 1990, and as amended by the Company’s Registration Statement on Form 8-A, dated September 20, 2001.

All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than current reports on Form 8-K containing Regulation FD disclosure furnished under either Item 2.02 or Item 7.01, including any exhibits relating to information furnished under either Item 2.02 or Item 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.            Exhibits

Exhibit
No.		Description

4.1	(1)	Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan

4.2	(2)	First Amendment to Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan

5.1	*	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the securities being registered

23.1	*	Consent of Grant Thornton LLP.

23.2	*	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (contained in its opinion filed as Exhibit 5.1)

24.1	*	Power of Attorney (included in signature page to this Registration Statement).

*  Filed herewith.

(1)           Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 14, 2007.

(2)           Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on November 19, 2009.

ARCTIC CAT INC.

By	/s/ CHRISTOPHER A. TWOMEY
Christopher A. Twomey, Chairman and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher A. Twomey and Timothy C. Delmore, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2009.

Signature	Title

/s/ CHRISTOPHER A. TWOMEY	Chairman, Chief Executive Officer and Director
Christopher A. Twomey	(Principal Executive Officer)

/s/ TIMOTHY C. DELMORE	Chief Financial Officer and Secretary
Timothy C. Delmore	(Principal Financial and Accounting Officer)

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

/s/ SUSAN E. LESTER	Director
Susan E. Lester

/s/ ROBERT J. DONDELINGER	Director
Robert J. Dondelinger

/s/ KENNETH J. ROERING	Director
Kenneth J. Roering

/s/ TONY J. CHRISTIANSON	Director
Tony J. Christianson

Director
D. Christian Koch

Director
Masayoshi Ito